Exhibit 99.1

For Immediate Release

 For more information, contact:

Darin Janecek, Chief Financial Officer

ARI Network Services, Inc.

Phone:(414) 973‐4300

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz

Lytham Partners, LLC

Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI Raises $4.8 Million in Private Placement

Strengthens Balance Sheet, Positions Company for Accelerated Growth

Milwaukee, Wis., March 13, 2013 – ARI Network Services, Inc. (OTCBB:ARIS), a leader in creating, marketing, and supporting SaaS and DaaS solutions that connect consumers, dealers, distributors, and manufacturers in selected vertical markets, announced today that it has entered into definitive agreements with various accredited investors in a private placement of $4.8 million of its common stock at a purchase price of $1.50 per share.  In addition, the Company will issue to the investors warrants to purchase 1,066,667 shares of common stock at a price of $2.00 per share.  The warrants are exercisable for five years.

New institutional investors accounted for the majority of the financing and existing investors made up the remainder. The signing of the agreements occurred on Tuesday, March 12, 2013. Final closing of the shares is expected to occur on or before Monday, March 18, 2013.  Ascendiant Capital Markets, LLC served as the exclusive placement agent for the transaction.

“We are very pleased to announce this significant financing transaction, the proceeds from which will be used to pay down debt incurred to finance our recent acquisitions,” said Roy W. Olivier, President and CEO of ARI. “This event will significantly enhance our balance sheet, and with the integration of our two most recent acquisitions underway, we are now well positioned to further advance our competitive standing in the marketplace and take advantage of strategic opportunities.”

The securities offered in this private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws.  Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933 and such applicable state securities laws.  The securities were offered only to accredited investors.

No Offer or Solicitation

This press release shall not constitute an offer to sell nor a solicitation of an offer to buy any of these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About ARI

ARI Network Services, Inc. (“ARI” or the “Company”) is a leader in creating, marketing, and supporting software, software as a service (“SaaS”) and data as a service (“DaaS”) solutions that enhance revenue and reduce costs for our customers. Our innovative, technology‐enabled solutions connect the community of consumers, dealers, distributors, and manufacturers to help our customers efficiently service and sell more whole goods, parts, garments, and accessories (“PG&A”) worldwide in selected vertical markets that include automotive tire and wheel, powersports, outdoor power equipment, marine, and white goods. We estimate that more than 22,000 equipment dealers, 140 manufacturers, and 195 distributors worldwide leverage our technology to drive revenue, gain efficiencies and increase customer satisfaction.

Forward‐Looking Statements

Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward‐looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward‐looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward‐looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2012, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

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